                                                                    Exhibit 10.3

                                     AGREEMENT

                                      BETWEEN

                              TETON PETROLEUM COMPANY

                                        AND

                                  KARL F. ARLETH
                                    (Executive)

     This agreement, dated as of May 1, 2003 (the "Agreement"),  is entered into by and between Teton Petroleum Company, a Delaware  corporation (the "Company"), and Karl F. Arleth ("Executive")  (collectively,  the "Parties," individually, a
"Party").

     Whereas,  the Executive has been providing services for the Company under a consulting agreement as its President and Chief Executive Officer; and

     Whereas, the Parties desire to establish the rights, duties and obligations of each,  which  shall be  generally  stated  herein and which may be more fully
stated  in  other  agreements  between  the  parties,   including  stock  option
agreements, restricted stock award agreements, and other employment or incentive related  agreements as the Company or its Board of Directors may adopt from time to time;

     Now,  Therefore,  in consideration of the promises,  and for other good and valuable consideration, the Company and Executive agree as follows:

                                    ARTICLE ONE
                               EMPLOYMENT AGREEMENT
                               --------------------

      1.1   Title and Duties.
            ----------------

          (i) Executive shall serve as the President and Chief Executive Officer of the Company.

          (ii) Executive's  employment shall be for an initial term of three (3)
     years,  commencing  from May 1, 2003. The term of this  Agreement  shall be automatically  extended on the day after the second year anniversary of the date of this Agreement,  and on each anniversary thereof, for an additional two (2)-year  periods unless,  with respect to any such  extension,  either party  notifies  the other in  writing,  not less than 60 days prior to any anniversary hereof, that he or it, as the case may be, desires to terminate this Agreement as of the end of its term.

          (iii)  Executive  shall report to the Board of Directors (the "Board")
     and in his capacity as an officer of the Company  shall perform such duties and services as may be appropriate and as are assigned to him by the Board.
     During  the  term  of  this  Agreement,  Executive  shall,  subject  to the direction of the Board of Directors of the Company,  oversee and direct the operations of the Company, and shall perform such duties as are customarily performed by the  President  and CEO of a company such as the Company or as are otherwise  delegated to him from time to time by the Company's Board or such other  duties as may from time to time be assigned to him by the Board of Directors.

          (iv) During the term of this Agreement,  except as otherwise  approved by the Board of  Directors  or as provided  below,  Executive  shall devote substantially  all of his entire working time,  attention and energy to the business  and  affairs of the Company  and in the  advancement  of the best interests of the Company and its  subsidiaries.  The  foregoing  shall not, however,  preclude Executive from devoting  reasonable time,  attention and energy in  connection  with the  following  activities,  provided that such activities do not materially  interfere with the  performance of his duties and  services  hereunder:  (a)  serving  as a  director  or a  member  of a committee of any company or organization,  if serving in such capacity does not involve any conflict with the business of the Company or any subsidiary and such other company or organization is not in competition, in any manner whatsoever,  with the  business of the Company or any of its  subsidiaries;
     (b)  fulfilling  speaking  engagements;  (c)  engaging  in  charitable  and
     community   activities;   and  (d)  managing  his  personal   business  and
     investments.

          Specifically,  during the entire term of this Agreement, including any extension  thereof,  the  Executive  shall devote his full  business  time, effort,  skill  and  attention  to the  affairs  of  the  Company  and  its subsidiaries,  will use his best  efforts to promote the  interests  of the
     Company, and will discharge his responsibilities in a diligent and faithful manner,  consistent  with sound business  practices.  In furtherance of the foregoing:

               (w) The Executive  represents  that his employment by the Company will not  conflict  with  any  obligations  which he has to any  other person, firm or entity. The Executive specifically  represents that he has not brought to the Company  (during the period  before the signing of this  Agreement) and he will not bring to the Company any materials or  documents  of a former or present  employer,  or any  confidential information or property of any other person, firm or entity.

               (x) Executive  shall not,  without  disclosure to and approval of the Board of Directors of the Company, directly or indirectly,  assist or have an active  interest in (whether as a  principal,  stockholder, lender, employee, officer, director, partner, venturer,  consultant or otherwise) in any person, firm, partnership,  association, corporation or business  organization,  entity or enterprise that competes with or is  engaged  in a  business  which  is  substantially  similar  to the business of the Company  except that  ownership of not more than 2% of
          the  outstanding   securities  of  any  class  of  any   publicly-held
          corporation  shall not be  deemed a  violation  of this  sub-paragraph
          1.1(iv)(x).  Executive and the Board agree that the list of activities and  interests  attached  as  Exhibit  A to this  Agreement  shall  be considered appropriately disclosed and approved.

               (y)  Executive  shall  promptly  disclose to the directors of the
          Company, in accordance with the Company's  policies,  full information concerning any interests,  direct or indirect,  he holds (whether as a principal, stockholder, lender, executive, director, officer, partner,
          venturer,   consultant  or  otherwise)  in  any  business   which,  as
          reasonably  known to  Executive,  purchases  or  provides  services or products to, the Company or any of its subsidiaries, provided that the
          Executive need not disclose any such interest resulting from ownership of not more than 2% of the outstanding  securities of any class of any publicly held corporation.

               (z) The  Executive  shall not  disclose  to any  person or entity
          (other  than to the  Company's  Board of  Directors  or to  others  as required,  in his judgment, in the due performance of his duties under this Agreement) any confidential or secret information with respect to the business or affairs of the Company,  or any of its subsidiaries or affiliates.

               Nothing  in this  Agreement  shall  be  deemed  to  preclude  the
          Executive from participating in other business opportunities if and to the extent  that:  (i) such  business  opportunities  are not directly competitive  with,  similar to the business of the  Company,  or would otherwise be deemed to constitute an opportunity  appropriate  for the
          Company,  (ii)  the  Executive's   activities  with  respect  to  such
          opportunities do not have a material adverse effect on the performance of  the  Executive's  duties  hereunder,  and  (iii)  the  Executive's activities with respect to such  opportunity have been fully disclosed in writing to the Company's Board of Directors.

      1.2   Base Salary.
            -----------

     Executive shall receive an initial annual base salary of $180,000,  payable bi-monthly in arrears (the "Base Salary") and subject to all federal, state, and municipal  withholding  requirements.  The Base Salary  shall be reviewed by the
Board annually for adequacy.

      1.3   Cash Bonus.
            ----------

     The Executive  shall be eligible for any cash bonus  component  that may be approved by the Board from time to time.

      1.4   Options.
            -------

     Executive shall receive  options,  including  incentive stock options under the Internal Revenue Code of 1986, as amended,  and non-qualified stock options, to purchase  Common Stock (valued as  authorized  in the Company's  Stock Option
Plan), based on assessment by the Board or its Compensation  Committee,  of both corporate  and  personal  performance.  Upon a change in control,  as defined in paragraph 3.1 herein, all stock options,  stock  appreciation  rights, and other equity-based  compensation  will be treated in the same manner as if Executive's employment were terminated by the Company not for cause under paragraph  1.6(ii)
herein.

      1.5   Severance Benefit.
            -----------------

     At any time on or after a change in control of the  Company,  as defined in paragraph  3.1, if Executive's  employment is terminated,  other than for cause, the provisions of paragraph 1.6(ii) herein shall apply.

      1.6    Termination.
             -----------

     As provided in this section,  this  Agreement may be terminated  (a) by the
Company for Cause or without Cause,  (b) may be terminated by Executive for Good
Reason or no reason,  (c) upon the death or disability of the Executive,  or (d)
upon the natural expiration of the term of this Agreement with no extension.

          (i) For Cause.  This  Agreement  may be  terminated by the Company for
     Cause by written notice to Executive,  specifying the event relied upon for such termination,  within thirty (30) days of such event.  "Cause" shall be defined solely as (a) Executive's  defalcation or misappropriation of funds or property of the Company,  or the  commission of any other illegal act in the course of his  employment  with the Company  which,  in the  reasonable judgment of the Board of Directors, has a material adverse financial effect on the Company or on Executive's  ongoing abilities to carry out his duties under this  Agreement;  (b)  Executive's  conviction  of a felony or of any
     crime  involving  moral  turpitude,   and  affirmance  of  such  conviction
     following the exhaustion of any appeals; (c) chronic unapproved absenteeism
     (other than for a temporary or permanent Disability), which remains uncured following  thirty (30) days after  written  notice of such alleged Cause by the Board of  Directors;  or (d) any  material  and  substantial  breach by
     Executive of other terms and conditions of this  Agreement,  which,  in the reasonable  judgment  of the Board of  Directors,  has a  material  adverse financial  effect on the Company or on  Executive's  ongoing  abilities  to carry  out his  duties  under  this  Agreement  and which  remains  uncured following  thirty (30) days after  written  notice of such alleged Cause by the Board of Directors.

          (ii)  Without  Cause.   The  termination  by  Company  of  Executive's
     employment  for any  reason  other than those  specified  in the  preceding paragraph  1.6(i)  shall be deemed to be a  termination  of his  employment
     Without Cause,  following  which (a) Company will pay Executive in a sum of
     24 months severance, which may be payable in a lump sum or in equal monthly installments,  at the  Company's  option;  (b)  all  stock  options,  stock appreciation  rights and restricted stock shall  immediately  vest; (c) all stock  options  and stock  appreciation  rights  shall be payable in Common
     Stock;  and (d) the Company shall pay, on a grossed-up basis (as determined in the same manner as under  paragraph 1.7 hereof) the amount of any excise and income taxes payable by Executive as a result of any payments in Common
     Stock triggered by this Agreement,  or other agreements  between  Executive and the Company, or any of its subsidiaries.

          (iii) Reduction of Duties, etc. Executive may terminate this Agreement for Good  Reason at any time  during  Executive's  employment,  without the
     Company's prior written  consent,  (a) in the event of any material adverse change in or reduction by the Company of Executive's  functions,  duties or responsibilities,  (b) Executive is asked to move from his current  primary residence and does not desire to do so, (c) any removal of Executive  from, or any  failure  of the Board or the  shareholders,  as the case may be, to re-elect  Executive or to nominate him for election by the shareholders to, any of the positions contemplated by this Agreement,  or (d) other material breach of this  Agreement by the Company,  by written notice to the Company specifying the event relied upon for such  termination,  within ninety (90)
     days after such  event.  Such  termination  will have the same  effect as a termination Without Cause by the Company as set forth in paragraph 1.6(ii).

          (iv)  Change in Control.  In the event of a change in  control,  which change in control  occurs after  January 1, 2005,  Executive  may terminate this Agreement (a) immediately before or after such change in control,  for whatever  reason,  and  regardless  of the  consequences  of such change in control to  Executive,  (b) during the first  twelve (12) months after such change in control,  if Executive in his sole discretion  concludes that his continued  employment  is not  acceptable  to him,  or (c) during the first twenty-four  (24) months after such change in control,  if Executive in his sole discretion, concludes that his duties, responsibilities or authorities have materially changed. In such event such termination shall have the same effect  as if  Executive  were  terminated  without  cause as set  forth in paragraph 1.6(ii).

          (v) Death or Disability.  In the event of Executive's death during his employment  hereunder,  his  base  salary  shall be paid to his  estate  or legally appointed  representative  through the end of the month in which it occurs.  If  Executive  becomes  physically  or mentally  disabled so as to become  unable,  for a period  of more than six  consecutive  months or for shorter  periods  aggregating  at least six months during any  twelve-month period, to perform his duties hereunder on a substantially full-time basis,
     Executive's  employment shall  terminate,  with no further payments of base salary as of the end of such six months or such twelve-month  period.  Upon
     Executive's death or disability all vesting schedules, performance goals or
     other   restrictions   applicable  to  Executive's  stock  options,   stock
     appreciation rights, deferred compensation, life insurance,  retirement, or other benefits provided herein or in other agreements between Executive and the Company,  or any of its subsidiaries,  then in effect,  shall be deemed satisfied. In the event of the Executive's death, the Executive's spouse or estate shall receive the Executive's  Teton stock options for the remainder of their term.  Executive's  bonus for such year shall be prorated  through the end of the month in which his death  occurs or the date of  termination in the event of his disability.

          (vi)  Termination  by Executive  without  Good Reason.  Upon a written notice  stating the  effective  date 30 days prior to the stated  effective date,  Executive may terminate this  Agreement and resign from  Executive's employment  hereunder  without any Good Reason. In the event that Executive terminates his employment without Good Reason, then he shall be entitled to
     Executive's  then Base Salary paid as of the effective date of termination;
     any  earned  but  unpaid  Bonus  for the  preceding  fiscal  year;  and any unreimbursed business expenses or dues described in this Agreement.

          (vii) Continuation of Payments During Disputes.  The Parties recognize that  in  the  event  of  any  dispute  as to  Executive's  entitlement  to continuing compensation under any of the provisions of this Agreement,  the
     Company's economic position is greatly stronger than that of Executive, and that Executive would suffer  substantial  and continuing  injury should the
     Company cease  payment of  compensation  due to Executive  hereunder in the case of a termination  which the Company  contends is for cause,  or if the
     Company disputes  Executive's  entitlement to invoke his right to terminate his employment under paragraph 1.6(iii) or (iv).  Accordingly,  the Parties have  agreed  that (a) in the case of any  termination  which  the  Company contends is for cause, but Executive claims is not for cause, or (b) in the case of any termination by Executive under paragraph  1.6(iii) or paragraph
     1.6(iv),  the  Company  shall  continue  to  pay  all  compensation  due to
     Executive  hereunder until the resolution of such dispute,  but the Company shall be entitled to repayment of all sums so paid, if it ultimately  shall
     be   determined  by  a  court  of  competent   jurisdiction,   in  a  final
     non-appealable  decision,  that (x) the  termination  was for Cause, or (y)
     such termination by Executive was not authorized under paragraph  1.6(iii), or paragraph  1.6(iv),  and all sums so repaid  shall bear  interest at the prime rate as  published  in The Wall  Street  Journal on the date on which such court makes such determination.  Any such reimbursement of payments by
     Executive  shall  not  include  any legal  fees or other  loss,  costs,  or expenses  incurred by the Company,  notwithstanding  paragraph  2.8 hereof.
     This  provision  is made by the  Parties  for the  purpose of  compensating
     Executive  for the  loss  he  would  suffer  in the  case  of an  unfounded discontinuation  of compensation,  and to encourage  fairness and equitable dealing between the Parties in the event of dispute.

      1.7   Benefits.
            --------

          (i) Executive shall be entitled to participate, without any waiting or eligibility  periods,  in all qualified  retirement plans provided to other executive officers and other key employees.

          (ii) The Company shall pay, on a grossed-up basis for federal,  state, and local income  taxes,  the amount of any excise tax payable by Executive as a  result  of  any  payments  triggered  by  this  Agreement,  or  other compensation  agreements  between Executive and the Company,  or any of its subsidiaries.

          (iii) Subsequent to the Company's  raising in the aggregate  financing of at least $10,000,000 and acquiring an operating  asset(s)  generating at least  $10,000,000 in annual  revenue,  the Company shall provide term life insurance  coverage on Executive's  life providing at least $1.0 million in
     death  benefits  payable  to  Executive's  designated   beneficiaries.   At
     Executive's  election,  such policy shall be transferable to Executive,  or his designee, after any termination of employment hereunder.

          (iv) Executive shall have the right to participate in employee benefit plans and  insurance  programs of the Company  that the Company may sponsor from  time to time and to  receive  customary  Company  benefits,  if those benefits are so offered.  Nothing herein shall obligate Executive to accept such benefits if and when they are offered.

          (v) Executive shall be entitled to take such  vacations,  with pay, as are customary  among other chief  executive  officers of  organizations  of similar size and nature.  Beginning in 2004, Executive shall be entitled to four (4) weeks per calendar year, which vacation level shall be reviewed by the  compensation  committee of the  Company's  Board from time to time. No
     more  than  1.5  times  (1.5x)   Executive's   authorized  annual  vacation
     allocation  may be accrued,  at any given time. In the event that Executive has reached his maximum authorized  vacation  allocation,  accrual will not re-commence  until  Executive  uses some of his paid  vacation  credit  and thereby brings the balance below his maximum.  Accrued paid vacation credit forfeited because of an excess balance can not be retroactively reapplied.

          Pay will only be provided for any unused, accrued paid vacation credit at the time of Executive's  separation from the business by the Company due to a reduction in force, by Executive upon retirement, or upon the death of an employee,  provided that Executive has been a regular full-time employee for three  calendar  months prior to such event.  Termination of employment for Cause by the Company,  or Executive's  resignation,  will result in the forfeiture of any unused paid vacation credit.

          (vi) The Company shall provide,  in its articles of incorporation  and its  bylaws,  in a form  reasonably  satisfactory  to  Executive,  for  his indemnification to the maximum extent permissible by law.

          (vii) After it has raised in the aggregate at least  $10,000,000  in a subsequent financing, the Company shall use its best efforts to establish a health  insurance  plan.  In  the  interim,  the  Company  shall  reimburse
     Executive  for the premiums  associated  with  Executive's  current  health insurance  plan, if applicable.  In the event that Executive  elects not to participate  in the  Company's  health  plan,  he shall be  entitled  to an appropriate gross up in his compensation for so long as Executive  declines to participate in the Company-sponsored plan.

          (viii)  In the  event  that  Executive  is  required  to move from his primary  residence,  then  Executive  shall  be  provided  with  relocation assistance as provided below:

               (a) The Company will pay the costs, for Executive and his family, of  house-hunting  trips and the cost of transporting  Executive,  his spouse,  furniture,  household effects,  and vehicles,  to the area in which the Company will be headquartered.

               (b) The Company shall pay Executive's  travel,  temporary  living expenses,  including housing,  whether hotel or apartment,  and meals, during the period prior to  Executive's  move to the city in which the
          Company will be headquartered.

               (c)  The  Company  acknowledges  that,  as of the  date  of  this
          Agreement, Executive's primary residence is in Silverthorne, Colorado.
          In order to induce  Executive to remain in the Company's  employ,  the
          Company  agrees  to pay the  expenses  associated  with  the  lease on
          Executive's Denver apartment, which expenses shall be coterminous with
          Executive's Base Salary.

     1.8 Expense  Reimbursement.  Executive  shall be entitled to  reimbursement within a reasonable time for all properly  documented and approved  expenses for travel.  Teton shall reimburse  business  expenses of Executive related to Teton business,  including,  but not  limited  to,  airfare,  lodging,  meals,  travel expenses,  medical  expenses while traveling not covered by insurance,  business entertainment,  expenses  associated with entertaining  business persons,  local expenses to governments or governmental  officials,  tariffs,  applicable  taxes outside the US, special  expenses  associated with travel to certain  countries, supplemental  life  insurance or  supplemental  insurance of any kind or special insurance rates or charges for travel in Russia or other countries  (unless such insurance  is being  provided by the  Company),  rental cars and  insurance  for rental cars,  and any other  expenses of travel that are reasonable in nature or that have been otherwise pre-approved. Executive shall be governed by the travel and entertainment policy in effect at the Company.

                                    ARTICLE TWO
                                   MISCELLANEOUS
                                   -------------

     2.1 Benefit.  This  Agreement  shall inure to the benefit of and be binding upon each of the Parties, and their respective successors.  This Agreement shall not be assignable  by any Party  without the prior written  consent of the other
Party. The Company shall require any successor,  whether direct or indirect,  to all or substantially  all the business and/or assets of the Company to expressly assume and agree to perform, by instrument in a form reasonably  satisfactory to
Executive,  this Agreement and any other  agreements  between  Executive and the
Company or any of its subsidiaries, in the same manner and to the same extent as the Company.

     2.2 Governing  Law. This  Agreement  shall be governed by, and construed in accordance  with  the  laws of the  State  of  Colorado  without  resort  to any principle of conflict of laws that would require  application of the laws of any other  jurisdiction;  provided,  however,  that  Delaware  law shall govern with respect to the provisions governing indemnification of Executive.

     2.3 Counterparts.  This Agreement may be executed in counterparts,  each of which shall be deemed to constitute  an original.  Each such  counterpart  shall become effective when one counterpart has been signed by each Party thereto.

     2.4  Headings.  The  headings of the various  articles and sections of this
Agreement are for  convenience  of reference only and shall not be deemed a part of this Agreement or considered in construing the provisions thereof.

     2.5  Severability.  Any term or provision of this  Agreement  that shall be prohibited or declared invalid or unenforceable in any jurisdiction shall, as to such  jurisdiction,  be  ineffective  only to the extent of such  prohibition or declaration,  without  invalidating the remaining terms and provisions hereof or affecting  the  validity  or  enforceability  of  such  provision  in any  other jurisdiction,  and if any term or  provision  of this  Agreement  is held by any court of competent  jurisdiction to be void, voidable,  invalid or unenforceable in any given  circumstance  or  situation,  then all other terms and  provisions hereof,  being  severable,  shall  remain  in  full  force  and  effect  in such circumstance or situation,  and such term or provision shall remain valid and in effect in any other circumstances or situation.

     2.6  Construction.  Use of the masculine  pronoun herein shall be deemed to refer to the  feminine  and neuter  genders and the use of  singular  references shall be deemed to  include  the  plural  and vice  versa,  as  appropriate.  No inference  in favor of or  against  any Party  shall be drawn from the fact that such Party or such Party's counsel has drafted any portion of this Agreement.

     2.7 Equitable  Remedies.  The Parties  hereto agree that, in the event of a breach of this Agreement by either Party, the other Party, if not then in breach of this Agreement,  may be without an adequate remedy at law owing to the unique nature of the contemplated relationship.  In recognition thereof, in addition to
(and  not in  lieu  of)  any  remedies  at law  that  may  be  available  to the non-breaching  Party,  the  non-breaching  Party  shall be  entitled  to  obtain equitable relief, including the remedies of specific performance and injunction, in the  event of a breach of this  Agreement,  by the  Party in  breach,  and no attempt on the part of the  non-breaching  Party to obtain such equitable relief shall be deemed to constitute an election of remedies by the non-breaching Party that would preclude the  non-breaching  Party from obtaining any remedies at law to which it would otherwise be entitled.

     2.8 Attorneys' Fees. If any Party hereto shall bring an action at law or in equity to enforce its rights under this Agreement,  the prevailing Party in such action shall be entitled to recover from the Party against whom  enforcement  is sought its costs and expenses incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation).

     2.9 No  Waiver.  No  failure,  delay  or  omission  of or by any  Party  in exercising  any right,  power or remedy  upon any breach or default of any other
Party,  or  otherwise,  shall impair any such rights,  powers or remedies of the
Party not in breach or default,  nor shall it be construed to be a waiver of any such  right,  power or  remedy,  or an  acquiescence  in any  similar  breach or default; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any Party of any  provisions  of this  Agreement  must be in writing  and be  executed by the
Parties and shall be effective only to the extent specifically set forth in such writing.

     2.10 Remedies Cumulative.  All remedies provided in this Agreement,  by law or otherwise, shall be cumulative and not alternative.

     2.11  Amendment.  This Agreement may be amended only by a writing signed by all of the Parties hereto.

     2.12 Entire  Contract.  This  Agreement and the  documents and  instruments referred to herein  constitute the entire  contract  between the parties to this
Agreement and supersede all other understandings,  written or oral, with respect to the subject matter of this Agreement.

     2.13 Survival.  This Agreement shall constitute a binding obligation of the
Company and any successor thereto.

                                   ARTICLE THREE
                                 CHANGE IN CONTROL
                                 -----------------

     3.1  Definition.  For purposes of this  Agreement  and any other  agreement between  Executive  and the Company,  or any of its  subsidiaries,  a "change in control"  shall be deemed to have  occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the  Securities  Exchange Act of 1934) is or
becomes the  beneficial  owner,  directly or  indirectly,  of  securities of the
Company  representing  25% or more of any  class  of  voting  securities  of the
Company's then outstanding securities;  or (ii) during any period of twenty-four
(24)  consecutive  months,  individuals who at the beginning of such period were members of the Board cease for any reason to  constitute  at least a majority of the Board unless the election,  or the  nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (iii) the stockholders of the Company approve a definitive  agreement
(A) for a merger  or other  business  combination  of the  Company  with or into another  corporation  pursuant  to which the  Company  will not  survive or will survive only as a subsidiary of another  corporation,  (B) for the sale or other disposition of all or substantially all of the assets of the Company, other than a sale or other  disposition  of all or  substantially  all of the assets of the
Company that was in existence or had been announced  prior to the effective date of this Agreement,  even if its ultimate  closing does not occur until after the effective date of this Agreement, (C) for the merger of another corporation into the Company if, as a result of such merger, less than sixty percent (60%) of the outstanding  voting securities of the Company shall be owned,  immediately after such  merger,  by the owners of the  voting  shares of the  Company  outstanding immediately prior to such merger, or (D) any combination of the foregoing.

                                   ARTICLE FOUR
                        NON-COMPETETITION & CONFIDENTIALITY
                        -----------------------------------

     4.1  Non-Competition.  In  consideration  of  employment by the Company and
Executive's receipt of the salary and other benefits associated with Executive's employment, and in acknowledgment that (i) the Company is engaged in oil and gas business, (ii) maintains secret and confidential  information,  (iii) during the course of  Executive's  employment  by the Company  such secret or  confidential information  may become  known to  Executive,  and (iv) full  protection  of the
Company's  business makes it essential that no employee  appropriate  for his or her own use, or  disclose  such secret or  confidential  information,  Executive agrees to the following:

          (a) Executive shall not use or disclose at any time during Executive's employment with the Company, or at any time thereafter, any trade secret or proprietary  or  confidential  information  of  the  Company  or any of its affiliates.

          (b) During Executive's  employment with the Company and for so long as
     Executive  receives any severance  benefit provided under this agreement in respect  of the  termination  of his  employment,  Executive  shall  not be engaged as an officer or  executive  of, or in any way be  associated  in a management or ownership capacity with any corporation, partnership or other enterprise  or  venture  which  conducts  a  business  which  is in  direct competition  with the  business of the  Company;  provided,  however,  that
     Executive  may  own not  more  than 2% of the  outstanding  securities,  or equivalent equity interests,  of any class of any corporation or firm which is in direct competition with the business of the Company, which securities
     are  listed  on  a   national   securities   exchange   or  traded  in  the
     over-the-counter market. For purposes of this Agreement, a lump sum payment equivalent made to Executive shall be judged in relation to his most recent annual base salary to determine  whether Executive is continuing to receive a Severance  Benefit and shall be  measured  from the date such  payment is received.  It is expressly agreed that the remedy at law for breach of this covenant is  inadequate  and that  injunctive  relief shall be available to prevent the breach thereof.

          (c) Executive  agrees to receive  confidential,  proprietary and other information of the Company in confidence,  and not, directly or indirectly, during  the term of is  employment  or any time  after  his  employment  is terminated  for any reason to disclose or furnish to others,  assist others in the application of or use for  Executive's  own gain, such  information,
     including,   but  not  limited  to,  the  Company's   customer,   supplier,
     distributor  and investor  lists,  trade secrets,  methods of conducting or obtaining business. Furthermore,  whether or not such information comprises
     proprietary  information,   trade  secrets,  or  confidential  information,
     Executive also agrees not to disclose,  furnish to others, assist others in the application of, or use for Executive's own gain, either any information within the  categories of  information  herein above  specifically  listed, including the identity of any customers and/or investors of the Company, or any other information relating to the Company s business not made available by the Company to the public or in the public domain.

          (d) To assist in carrying out the intent of this  section,  Executive, during the term of his  employment,  agrees to refrain from engaging on his own behalf or on behalf of any third  party in the oil and gas  industry in the former Soviet Union, or to perform services in this field of activity.

          Executive also agrees that he will not, directly or indirectly, during the term of his employment or within one (1) year after  termination of his employment for any reason, in any manner,  encourage,  persuade,  or induce any other  employee  of the Company to  terminate  his  employment,  or any person or entity  engaged by the Company to represent it to terminate  that relationship  without the express  written  approval of the Company.  It is expressly  agreed  that the  remedy at law for breach of this  covenant  is inadequate  and that  injunctive  relief  shall be available to prevent the breach thereof.

     4.2 Confidentiality. Executive shall execute, if he has not already done so prior  to  the  execution  of  this  Agreement,  the  Company's  confidentiality agreement covering employees,  which  confidentiality  agreement shall become an integral component of this Agreement.

                                     ARTICLE V
                                  INDEMNIFICATION
                                  ---------------

     In  consideration  of the other mutual  promises and  agreements  contained
herein,   Executive  shall  be  covered  under  the  following   indemnification
agreement,  in addition to any other indemnification that may be available under relevant law or corporate agreements:

     WHEREAS,  it is essential to the Company to retain and attract as directors and officers the most capable persons available, and

     WHEREAS,   the  substantial   increase  in  corporate  litigation  subjects
directors and officers to expensive litigation risks, and

     WHEREAS,  the Company's Amended and Restated  Certificate of Incorporation,
as amended and/or its Amended  Bylaws,  as amended (the  "Corporate  Documents")
provides for indemnification of officers and directors and further provides that indemnification  of agents of the Company by the Company is  authorized  through
agreements  with  such  agents  in  certain   circumstances   and  with  certain
limitations, and

     NOW THEREFORE,  as part of Executive's  Agreement the Company and Executive do hereby agree as follows:

     1. Agreement to Serve.  Executive agrees to serve or continue to serve as a director or officer of the Company for so long as  Executive  is duly elected or appointed or until such time as Executive  tenders  Executive's  resignation  or
Executive's status as a director or officer is terminated.

     2. Definitions. As used in this Agreement:

          (a) The term  "Proceeding"  shall include any  threatened,  pending or
     completed  action,  suit,   arbitration,   alternative  dispute  resolution
     proceeding,  administrative hearing or other proceeding, whether brought by or in the  right  of the  Company  or  otherwise  and  whether  of a civil, criminal, administrative or investigative nature, and any appeal therefrom.

          (b) The term "Corporate  Status" shall mean the status of a person who is or was a director or officer of the Company,  or is or was  serving,  or has agreed to serve, at the request of the Company, as a director, officer,
     partner,   trustee,   member,   employee  or  agent  of  another   Company,
     partnership,  joint  venture,  trust,  limited  liability  company or other enterprise.

          (c) The term "Expenses" shall include, without limitation,  reasonable attorneys'  fees,  retainers,  court  costs,  transcript  costs,  fees  and expenses of experts,  travel  expenses,  duplicating  costs,  printing  and binding costs, telephone charges,  postage, delivery service fees and other disbursements or expenses of the types  customarily  incurred in connection with investigations, judicial or administrative proceedings or appeals, but shall not  include  the amount of  judgments,  fines or  penalties  against
     Executive or amounts paid in settlement in connection with such matters.

          (d) References to "other  enterprise"  shall include  employee benefit plans;  references  to "fines"  shall  include any excise tax assessed with respect to any employee benefit plan; references to "serving at the request of the Company" shall include any service as a director,  officer, employee or agent of the Company  that imposes  duties on, or involves  services by, such  director,  officer,  employee,  or agent with  respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner  such  person  reasonably  believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall  be  deemed  to have  acted  in a  manner  "not  opposed  to the best interests of the Company" as referred to in this Agreement.

          (e) The term  "Change of Control"  shall mean the same as that term is used and defined in Article III of this Agreement.

     3. Indemnification in Third-Party Proceedings.  The Company shall indemnify
Executive in accordance with the provisions of this Paragraph 3 if Executive was or is a party to or  threatened  to be made a party to or otherwise  involved in any  Proceeding  (other than a  Proceeding  by or in the right of the Company to procure a judgment in its favor) by reason of Executive's Corporate Status or by reason  of any  action  alleged  to have been  taken or  omitted  in  connection therewith,  against all Expenses,  judgments,  fines, penalties,  liabilities or losses  and,  to the  extent  permitted  by law,  amounts  paid or to be paid in settlement  actually  and  reasonably  incurred by Executive or on his behalf in connection  with such  Proceeding,  if  Executive  acted in good  faith and in a manner which Executive reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to of any criminal Proceeding, had no reasonable  cause to believe that his conduct was unlawful.  The  termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent,  shall not, of itself,  create a presumption  that
Executive did not act in good faith and in a manner which  Executive  reasonably believed to be in, or not opposed to, the best  interests of the  Company,  and, with respect to any criminal  Proceeding,  had reasonable  cause to believe that his conduct was unlawful.

     4.  Indemnification  in Proceedings by or in the Right of the Company.  The
Company  shall  indemnify  Executive in accordance  with the  provisions of this
Paragraph 4 if Executive  was or is a party to or  threatened to be made a party to or otherwise  involved in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Executive's  Corporate Status or by reason  of any  action  alleged  to have been  taken or  omitted  in  connection therewith,  against all Expenses,  judgments,  fines, penalties,  liabilities or losses  and,  to the  extent  permitted  by law,  amounts  paid or to be paid in settlement  actually  and  reasonably  incurred by Executive or on his behalf in connection  with such  Proceeding,  if  Executive  acted in good  faith and in a manner which Executive reasonably believed to be in, or not opposed to, the best interests of the  Company,  except that no  indemnification  shall be made under this Paragraph 4 in respect of any claim, issue, or matter as to which Executive shall have been  adjudged  to be liable to the  Company,  unless and only to the extent  that the Court of Chancery of Delaware or the court in which such action or  suit  was  brought  shall  determine  upon  application  that,  despite  the adjudication of such liability but in view of all the circumstances of the case,
Executive is fairly and  reasonably  entitled to indemnity  for such Expenses as the Court of Chancery or such other court shall deem proper.  The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent,  shall not, of itself,  create a presumption  that
Executive did not act in good faith and in a manner which  Executive  reasonably believed to be in, or not opposed to, the best  interests of the  Company,  and, with respect to any criminal  Proceeding,  had reasonable  cause to believe that his conduct was unlawful.

     5. Exceptions to Right of Indemnification.  Notwithstanding anything to the contrary in this  Agreement,  except as set forth in  Paragraph  10, the Company shall not indemnify  Executive in connection with a Proceeding (or part thereof)
initiated by Executive  unless the initiation  thereof was approved by the Board of Directors of the  Company.  Notwithstanding  anything to the contrary in this
Agreement,  the Company shall not indemnify Executive to the extent Executive is reimbursed  from the proceeds of  insurance,  and in the event the Company makes
any  indemnification   payments  to  Executive  and  Executive  is  subsequently
reimbursed from the proceeds of insurance,  Executive shall promptly refund such indemnification  payments  to  the  Company  to the  extent  of  such  insurance reimbursement.

     6.  Indemnification  of Expenses of Successful Party.  Notwithstanding  any
other  provision  of this  Agreement,  to the  extent  that  Executive  has been successful,  on the merits or  otherwise,  in defense  of any  Proceeding  or in defense of any claim,  issue or matter  therein,  Executive shall be indemnified against all Expenses  incurred by him or on his behalf in connection  therewith.
Without limiting the foregoing,  if any Proceeding or any claim, issue or matter therein is disposed  of, on the merits or  otherwise  (including  a  disposition without prejudice), without (i) the disposition being adverse to Executive, (ii)
an adjudication that Executive was liable to the Company, (iii) a plea of guilty or nolo contendere by Executive, (iv) an adjudication that Executive did not act in good faith and in a manner he reasonably  believed to be in or not opposed to the  best  interests  of the  Company,  and (v)  with  respect  to any  criminal proceeding,  an adjudication  that Executive had reasonable cause to believe his conduct was unlawful,  Executive  shall be considered for the purposes hereof to have been wholly successful with respect thereto.

     7. Notification and Defense of Claim. As a condition precedent to his right to be  indemnified,  Executive  must  notify  the  Company in writing as soon as practicable of any Proceeding for which indemnity will or could be sought by him and  provide  the  Company  with a  copy  of any  summons,  citation,  subpoena, complaint, indictment, information or other document relating to such Proceeding with which he is served.  With respect to any Proceeding of which the Company is so  notified,  the Company  will be entitled to  participate  therein at its own expense  and/or to assume the  defense  thereof at its own  expense,  with legal counsel  reasonably  acceptable to  Executive.  After notice from the Company to
Executive of its election so to assume such  defense,  the Company  shall not be liable to Executive  for any legal or other  expenses  subsequently  incurred by
Executive in connection  with such claim,  other than as provided  below in this
Paragraph  7.  Executive  shall  have the right to  employ  his own  counsel  in connection with such claim,  but the fees and expenses of such counsel  incurred after notice from the Company of its assumption of the defense  thereof shall be at the expense of Executive  unless (i) the  employment  of counsel by Executive has been  authorized  by the  Company,  (ii)  counsel  to  Executive  shall have reasonably concluded that there may be a conflict of interest or position on any significant  issue  between  the  Company  and  Executive  in the conduct of the defense  of such  action or (iii) the  Company  shall not in fact have  employed counsel to assume the  defense of such  action,  in each of which cases the fees and  expenses of counsel for  Executive  shall be at the expense of the Company, except as otherwise expressly provided by this Agreement.  The Company shall not be  entitled,  without  the consent of  Executive,  to assume the defense of any claim  brought  by or in the right of the  Company  or as to which  counsel  for
Executive shall have reasonably made the conclusion  provided for in clause (ii)
above.  The  Company  shall not be required to  indemnify  Executive  under this
Agreement for any amounts paid in settlement of any Proceeding  effected without its written  consent.  The Company shall not settle any Proceeding in any manner which would impose any penalty or  limitation on Executive  without  Executive's written consent.  Neither the Company nor Executive will  unreasonably  withhold their consent to any proposed settlement.

     8. Advancement of Expenses. Subject to the provisions of Paragraph 9 below, in the event that the Company does not assume the defense  pursuant to Paragraph
7 of this Agreement of any Proceeding to which Executive was or is a party or is threatened to be made a party by reason of his Corporate  Status or by reason of any action alleged to have been taken or omitted in connection  therewith and of which the Company receives notice under this Agreement, any Expenses incurred by
Executive or on his behalf in  defending  such  Proceeding  shall be paid by the
Company  in  advance  of the final  disposition  of such  Proceeding;  provided, however,  that the  payment of such  Expenses  incurred by  Executive  or on his behalf in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking by or on behalf of Executive to repay all amounts so advanced in the event that it shall  ultimately be determined  that Executive is not  entitled  to be  indemnified  by  the  Company  as  authorized  in  this
Agreement. Such undertaking shall be accepted without reference to the financial ability of Executive to make repayment.

     9. Procedure for  Indemnification.  In order to obtain  indemnification  or advancement of Expenses  pursuant to Paragraphs 3, 4, 6 or 8 of this  Agreement,
Executive  shall  submit to the  Company a written  request,  including  in such request  such  documentation  and  information  as is  reasonably  available  to
Executive  and is reasonably  necessary to determine  whether and to what extent
Executive is entitled to  indemnification  or advancement of Expenses.  Any such indemnification  or advancement  of Expenses shall be made promptly,  and in any event  within 30 days after  receipt by the  Company of the  written  request of
Executive,  unless  with  respect to  requests  under  Paragraphs  3, 4 or 8 the
Company  determines  within such 30-day period that such  Executive did not meet the applicable  standard of conduct for indemnification set forth in Paragraph 3 or 4, as the case may be. The Board of Directors of the Company shall either (a)
approve the  indemnification  and advancement of Expenses (i) by a majority vote of the  Directors of the Company  consisting of persons who are not at that time parties to the Proceeding ("Disinterested Directors"),  whether or not a quorum;
or (ii) by a committee of Disinterested  Directors designated by a majority vote
of  Disinterested  Directors,   whether  or  not  a  quorum;  or  (b)  designate
independent  legal counsel  (appointed by the Company and approved by Executive)
who shall, within said 30-day period,  provide a written opinion to the Board as
to  whether   Executive   has  met  the   relevant   standards  of  conduct  for
indemnification  and  advancement  of Expenses.  The  obligations of the Company hereunder with respect to the payment of any Expenses, judgment, fine or penalty shall be subject to the condition that the  independent  legal counsel shall not have  determined  (in a written  opinion) that  Executive is not permitted to be indemnified under the applicable standards of conduct for indemnification.

     The  obligation  of the  Company  regarding  the  advancement  of  Expenses pursuant to this Agreement  shall be subject to the condition that, if, when and to the extent that the  independent  legal counsel  determines that Executive is not  permitted  to be so  indemnified,  the  Company  shall  be  entitled  to be reimbursed  by Executive  (who hereby  agrees to reimburse  the Company) for all such amounts  theretofore  paid. If Executive has  commenced  legal  proceedings
(either before or after the  determination  by  independent  legal counsel) in a court of competent  jurisdiction to secure a determination that Executive may be indemnified  under this Agreement or otherwise,  any  determination  made by the independent  legal  counsel that  Executive is not  permitted to be  indemnified shall not be binding,  and  Executive  shall not be required  to  reimburse  the
Company for any advancement of Expenses and shall continue to be entitled to the advancement  of  Expenses  until a final  judicial  determination  is made  with respect thereto (as to which all rights of appeal  therefrom have been exhausted or lapsed).  If there has been no determination by the independent legal counsel or if the independent  legal counsel  determines that Executive is not permitted to be  indemnified  in whole  or in  part,  Executive  shall  have the  right to commence  litigation  in any court in the states of Colorado or Delaware  having subject  matter  jurisdiction  thereof and in which  venue is proper  seeking an initial  determination by the court or challenging any such determination by the independent legal counsel or any aspect thereof, and the Company hereby consents to service of process and to appear in any such proceeding.

     10. Remedies.  The right to  indemnification  or advancement of Expenses as provided by this  Agreement  shall be  enforceable  by Executive in any court of competent  jurisdiction if the Company denies such request, in whole or in part, or if no disposition  thereof is made within the 30-day period referred to above in  Paragraph  9. Unless  otherwise  required by law, the burden of proving that indemnification is not appropriate shall be on the Company.  Neither the failure of the Company to have made a  determination  prior to the  commencement of such action that indemnification is proper in the circumstances because Executive has met the  applicable  standard of  conduct,  nor an actual  determination  by the
Company  pursuant to  Paragraph  9 that  Executive  has not met such  applicable standard  of conduct,  shall be a defense to the action or create a  presumption that  Executive  has not met the  applicable  standard of  conduct.  Executive's expenses (of the type  described in the  definition  of  "Expenses" in Paragraph
2(c)) reasonably incurred in connection with successfully establishing his right to  indemnification,  in whole or in part, in any such Proceeding  shall also be indemnified by the Company.

     11. Partial  Indemnification.  If Executive is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the
Expenses, judgments, fines, penalties or amounts paid in settlement actually and reasonably  incurred by him or on his behalf in connection  with any  Proceeding but not, however,  for the total amount thereof,  the Company shall nevertheless indemnify  Executive  for  the  portion  of  such  Expenses,  judgments,  fines, penalties or amounts paid in settlement to which Executive is entitled.

     12.  Subrogation.  In the event of any payment  under this  Agreement,  the
Company  shall be  subrogated to the extent of such payment to all of the rights of recovery of  Executive,  who shall  execute all papers  required and take all action necessary to secure such rights, including execution of such documents as are  reasonably  necessary  to enable the Company to bring suit to enforce  such rights.

     13. Term of Indemnification. The Company's agreements and obligations under this  Agreement  shall  continue  during the period  Executive  is a director or officer of the Company, and shall continue thereafter so long as Executive shall be subject to any possible claim or proceeding by reason of Executive's  service in such capacity.  Executive's  rights under this  Agreement  shall inure to the benefit of Executive's heirs, executors, and administrators.

     14. Officer and Director  Liability  Insurance.  In the event the Company's
Directors and Officers  Insurance  terminates or the scope or amount of coverage of the Company's  Directors and Officers Insurance be reduced from the scope and coverage in effect during the first year of the Agreement, the Company agrees to give  Executive  prompt  notice  thereof  and to  hold  harmless  and  indemnify
Executive to the fullest extent  permitted  pursuant to this Agreement and/or by applicable  law to the full extent of the coverage  that is in effect during the first year of this Agreement.

     15.  Indemnification  Hereunder  Not  Exclusive.  The  indemnification  and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other  rights to which  Executive  may be  entitled  under the  Corporate
Documents,  any agreement,  any vote of stockholders or disinterested directors, the General  Company Law of Delaware,  any other law (common or  statutory),  or otherwise,  both as to  action  in his  official  capacity  and as to  action in another capacity while holding office for the Company. Nothing contained in this
Agreement   shall  be  deemed  to  prohibit  the  Company  from  purchasing  and maintaining  insurance,  at its expense,  to protect itself or Executive against any expense,  liability or loss incurred by it or him in any such  capacity,  or arising out of his status as such, whether or not Executive would be indemnified against such expense, liability or loss under this Agreement;  provided that the
Company shall not be liable under this  Agreement to make any payment of amounts otherwise  indemnifiable  hereunder  if and to the  extent  that  Executive  has otherwise  actually  received such payment under any insurance  policy  (whether arising  from an  insurance  policy  provided to the Company,  a  subsidiary,  a parent, or any other insurance policy), contract, agreement or otherwise.

     16.  Attorneys'  Fees.  In the event that  Executive  institutes  any legal action to enforce Executive's legal rights hereunder,  or to recover damages for breach of this Agreement,  Executive, if Executive prevails in whole or in part, shall be entitled to recover  from the Company  reasonable  attorneys'  fees and disbursements  incurred by  Executive  with  respect to the claims or matters on which Executive has prevailed.

     17.  Merger,  Consolidation,  or Change of  Control.  In the event that the
Company shall be a constituent company in a consolidation or merger, whether the
Company is the resulting or surviving  company or is absorbed,  or if there is a
Change  of  Control,  Executive  shall  stand in the same  position  under  this
Agreement  as  Executive  would have with respect to the Company if its separate existence had continued or if there had been no Change of Control.

     18. Savings Clause.  Notwithstanding any other provision of this Agreement, if the  indemnification  provisions  under this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction,  then the Company shall nevertheless  indemnify  Executive as to Expenses,  judgments, fines,  penalties and amounts paid in settlement  with respect to any Proceeding to the full extent  permitted by any  applicable  portion of this Agreement that shall  not  have  been  invalidated  and  to the  fullest  extent  permitted  by applicable law.

     19.  Modification and Waiver.  Notwithstanding  any other provision of this
Agreement,  the  indemnification  provisions in this Article V of this Agreement may be amended from time to time to reflect changes in Delaware law or for other reasons.

     20.  Notices.  All  notices,  requests,  demands  and other  communications hereunder  shall be in  writing  and shall be deemed to have been given (i) when delivered by hand or (ii) if mailed by certified or registered mail with postage prepaid, on the third day after the date on which it is so mailed:

          (a)     if to Executive, to:

          (b)     if to the Company, to:

            Teton Petroleum Company
            1600 Broadway
            Denver, CO  80202
            Attn: Chairman, Compensation Committee

or to such other address as may have been  furnished to Executive by the Company or to the Company by Executive, as the case may be.

     21. No Limitation.  Notwithstanding  any other provision of this Agreement, for avoidance of doubt, the parties confirm that the foregoing does not apply to or limit  Executive's  rights  under  Delaware  law or the  Company's  Corporate
Documents.

     IN WITNESS WHEREOF,  the parties have set their hands and seals hereunto on the date first above written.

----------------------------             ----------------------------
Teton Petroleum Company                  Executive
   By:      James J. Woodcock
   Its:     Director & Chairman,
            Compensation Committee

                                     EXHIBIT A

                            List of Outside Activities
                                  Karl F. Arleth

                                     Date Hired
                                         or
 Company/Project      Nature of      Commenced                                           Annual Time Commitment,
      Name            Business      Involvement       Position          Compensation     (time away from office)
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Dated:  May 1, 2003
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Initials:   Executive:  _____ Company:  ______